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       UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D. C.  20549

                      ------------------


                           FORM 8-K
                        CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported)  October 27,
1999




                      SOUTHERN UNION COMPANY
      (Exact name of registrant as specified in its charter)




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         Delaware                     1-6407        75-0571592
(State or other jurisdiction       (Commission)  (I.R.S. Employer
    of incorporation or            File Number)   Identification
        organization)


       504 Lavaca Street, Eighth Floor              78701
              Austin, Texas                       (Zip Code)
  (Address of principal executive offices)



        Registrant's telephone number, including area code:
                         (512)  477-5852




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ITEM 5.   OTHER EVENTS

Effective November 3, 1999, Southern Union Company (Southern Union) issued $300 million of 8 1/4% senior notes due on November 15, 2029. The net proceeds were used to fund the cash portion of Southern Union's acquisition of Pennsylvania Enter-prises, Inc. (PEI), to refinance certain debt of PEI, to finance other expenses incurred in connection with the PEI merger, to repay outstanding borrowings under Southern Union's bank credit agreements, and other general corporate purposes.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     1.1  Form of Purchase Agreement entered into by Southern
          Union Company dated October 27, 1999 with respect to
          8.25% Senior Notes due 2029.

     1.2  Form of Pricing Agreement entered into by Southern
          Union Company dated October 27, 1999 with respect to
          8.25% Senior Notes due 2029.

    99.1  Officers' Certificate of Southern Union Company dated
          November 3, 1999 with respect to 8.25% Senior Notes due 2029.

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                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              SOUTHERN UNION COMPANY
                              ----------------------
                                  (Registrant)



Date   November 19, 1999      By  RONALD J. ENDRES
     ---------------------       ------------------
                                  Ronald J. Endres
                                  Executive Vice President and
                                  Chief Financial Officer


Date   November 19, 1999      By  DAVID J. KVAPIL
     ---------------------       -----------------
                                  David J. Kvapil
                                  Senior Vice President and
                                  Corporate Controller
                                  (Principal Accounting Officer)